                    Exhibit 99.1

Investor Contact	Media Contact
David Martin	Maura Pfeiffer
+1.267.946.1407	+1.267.964.1868
dmartin@enviri.com	mpfeiffer@enviri.com

FOR IMMEDIATE RELEASE

ENVIRI CORPORATION REPORTS FIRST QUARTER 2024 RESULTS

•Harsco Rail Now Reported Within Continuing Operations As Sales Process is Paused

•First Quarter Revenues Totaled $600 Million, an Increase of 7 Percent Over the Prior-Year Quarter

•Q1 GAAP Operating Income of $26 Million

•Adjusted EBITDA in Q1 Totaled $78 million, an Increase of 19 Percent Over the Prior-Year Quarter

•Harsco Environmental and Clean Earth Adjusted Earnings Growth (Year-on-Year) Exceeded Prior Guidance for the Quarter

•2024 Adjusted EBITDA Now Expected to be Within Range of $325 Million and $342 Million Including Harsco Rail

PHILADELPHIA (May 2, 2024) - Enviri Corporation (NYSE: NVRI) today reported first quarter 2024 results. Revenues in the first quarter of 2024 totaled $600 million, an increase of 7 percent compared with the comparable quarter in 2023. GAAP operating income from continuing operations for the first quarter of 2024 was $26 million and Adjusted EBITDA was $78 million in the quarter, an increase of 19 percent over the prior-year quarter.

On a U.S. GAAP ("GAAP") basis, the first quarter of 2024 diluted loss per share from continuing operations was $0.21, after strategic expenses and a long-lived asset adjustment in Harsco Rail. The adjusted diluted loss per share from continuing operations in the first quarter of 2024 was $0.03. These figures compare with first quarter of 2023 GAAP diluted loss per share from continuing operations of $0.11, including a net gain on a lease to relocate a site, and adjusted diluted loss per share from continuing operations of $0.10.

“Enviri delivered another quarter of strong performance, as we continue to benefit from firm demand for our environmental solutions and solid execution by our team,” said Enviri Chairman and CEO Nick Grasberger. “Our results were supported by healthy underlying volumes in key end-markets and favorable cost performance relative to our earlier expectations, supported by internal efficiency initiatives. We expect that business performance will remain strong in the coming quarters and our 2024 outlook for Clean Earth and Harsco Environmental (cash earnings and cash flow) remains largely consistent with the guidance provided in February."

“While Enviri continues to pursue a strategy focused on environmental solutions, we have announced we're including Rail again within continuing operations. Rail’s performance has improved in recent quarters following significant internal improvements and the Board determined that a divestiture at this time would not maximize shareholder value. Our 2024 outlook for Rail is also positive, and we anticipate its earnings and cash flows will strengthen in the future as we work to further simplify and de-risk the business. We will continue to optimize our portfolio and believe that executing on our strategic initiatives, along with our focus on deleveraging and stronger cash flow, will create increased value for shareholders.”

Enviri Corporation—Selected First Quarter Results

($ in millions, except per share amounts)	Q1 2024	Q1 2023
Revenues	$600	$561
Operating income/(loss) from continuing operations - GAAP	$26	$32
Diluted EPS from continuing operations - GAAP	$(0.21)	$(0.11)
Adjusted EBITDA - Non GAAP	$78	$66
Adjusted EBITDA margin - Non GAAP	13.0%	11.7%
Adjusted diluted EPS from continuing operations - Non GAAP	$(0.03)	$(0.10)
Note: Adjusted diluted earnings (loss) per share from continuing operations and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures.

Consolidated First Quarter Operating Results
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Consolidated revenues from continuing operations were $600 million, an increase of 7 percent compared with the prior-year quarter. Each of the Company's business segments realized an increase in revenues compared to the first quarter of 2023. Foreign currency translation negatively impacted first quarter 2024 revenues by approximately $2 million compared with the prior-year period.

The Company's GAAP operating income from continuing operations was $26 million for the first quarter of 2024, compared with GAAP operating income of $32 million in the same quarter of 2023. Meanwhile, adjusted EBITDA totaled $78 million in the first quarter of 2024 versus $66 million in the first quarter of the prior year, an increase of 19 percent, with this increase driven by performance in the Harsco Environmental and Clean Earth segments.

First Quarter Business Review

Harsco Environmental

($ in millions)	Q1 2024	Q1 2023
Revenues	$299	$273
Operating income - GAAP	$20	$22
Adjusted EBITDA - Non GAAP	$49	$44
Adjusted EBITDA margin - Non GAAP	16.5%	16.1%

Harsco Environmental revenues totaled $299 million in the first quarter of 2024, an increase of 9 percent compared with the prior-year quarter. This increase is attributable to higher services and products demand and price increases. The segment's GAAP operating income and adjusted EBITDA totaled $20 million and $49 million, respectively, in the first quarter of 2024. These figures compare with GAAP operating earnings of $22 million and adjusted EBITDA of $44 million in the prior-year period. The year-on-year increase in adjusted earnings of 12 percent reflects the above mentioned impacts, partially offset by related compensation and other spending as well as currency impacts. As a result, Harsco Environmental's adjusted EBITDA margin increased to 16.5 percent in the first quarter of 2024 versus 16.1 percent in the comparable quarter of 2023.

Clean Earth

($ in millions)	Q1 2024	Q1 2023
Revenues	$226	$222
Operating income - GAAP	$21	$16
Adjusted EBITDA - Non GAAP	$34	$27
Adjusted EBITDA margin - Non GAAP	15.1%	12.3%

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Clean Earth revenues totaled $226 million in the first quarter of 2024, a 2 percent increase over the prior-year quarter as a result mainly of higher services pricing. The segment's GAAP operating income was $21 million and adjusted EBITDA was $34 million in the first quarter of 2024. These figures compare with GAAP operating income of $16 million and adjusted EBITDA of $27 million in the prior-year period. The year-on-year improvement in adjusted earnings of 25 percent reflects higher pricing as well as internal efficiency initiatives. As a result, Clean Earth's adjusted EBITDA margin increased to 15.1 percent in the first quarter of 2024 versus 12.3 percent in the comparable quarter of 2023.

Harsco Rail

($ in millions)	Q1 2024	Q1 2023
Revenues	$75	$65
Operating income - GAAP	$(9)	$2
Adjusted EBITDA - Non GAAP	$2	$2
Adjusted EBITDA margin - Non GAAP	2.7%	2.8%

Harsco Rail revenues totaled $75 million in the first quarter of 2024, a 16% increase over the prior-year quarter. This change is principally due to higher equipment and contracting services demand, partially offset by lower aftermarket volumes. The segment's GAAP operating loss was $9 million and adjusted EBITDA was $2 million in the first quarter of 2024. These figures compare with GAAP operating income and adjusted EBITDA of $2 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above mentioned factors as well as a less-favorable business mix.

Divestiture Process for Harsco Rail
The Company's evaluation of strategic alternatives for Harsco Rail has not yielded a transaction structure and financial terms that are acceptable to Enviri. While the Company received substantial interest for the business over the course of its strategic review process, following a thorough review and evaluation of the proposals, the Board concluded that none of the proposals would maximize value and be in the best interests of the Company or its shareholders.

Harsco Rail is a strong business with market-leading product capabilities. Its core business is performing well, and the outlook is positive. A finite number of large ETO (engineered to order) contracts continue to weigh on Harsco Rail's operations as well as its earnings and cash performance. While there has been substantial progress to stabilize these contracts, further improvements are needed, including through ongoing commercial discussions which are expected in the coming quarters. Realizing these and other improvements are a priority for the business, and Enviri is committed to evaluating the strategic direction for Harsco Rail in the future, as appropriate.

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Cash Flow
Net cash provided by operating activities was $1 million in the first quarter of 2024, compared with net cash provided by operating activities of $37 million in the prior-year period. Adjusted free cash flow was $(17) million in the first quarter of 2024, compared with $16 million in the prior-year period. The change in adjusted free cash flow compared with the prior-year quarter is attributable to the timing of incentive compensation payments and working capital movements.

2024 Outlook
The Company's 2024 guidance continues to point to earnings growth compared with 2023, with this outlook supported by stable economic conditions as well as internal growth and improvement initiatives. Relative to prior guidance in February, this outlook now incorporates Harsco Rail. In addition, it reflects an improved outlook for Clean Earth as a result of greater business visibility and lower operating costs. These impacts are partially offset by a revised outlook for Harsco Environmental, where an improved underlying operating result for the year is offset by negative currency effects compared to February guidance and the sale of Performix Metallurgical Additives on April 1.

Key business drivers for each segment as well as other 2024 guidance details are below (prior period segment information including Harsco Rail within Continuing Operations is included in this press release):

Harsco Environmental adjusted EBITDA is projected to be comparable with prior-year results. Higher services volumes and pricing, site improvement initiatives and new contracts are expected to be partially offset by lower commodities, currency impacts and certain product volumes as well as personnel investments and the sale of Performix.

Clean Earth adjusted EBITDA is expected to increase versus 2023 as a result of higher services pricing (net of inflation), efficiency initiatives and higher volumes, offsetting the impacts of a less favorable project-related business mix as well as certain other 2023 items not repeating (Stericycle settlement).

Harsco Rail adjusted EBITDA is expected to increase versus 2023 as a result of higher demand and pricing for standard equipment offerings, technology products and contracted services, partially offset by lower contributions from aftermarket parts (volume and product mix driven).

Corporate spending is anticipated to be comparable with 2023 (considers that a portion of Corporate costs are again allocated to Harsco Rail in both periods).

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2024 Full Year Outlook	Current (including Harsco Rail)	Prior (Excluding Harsco Rail)
GAAP Operating Income	$136 - $153 million	$122 - $142 million
Adjusted EBITDA	$325 - $342 million	$300 - $320 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.26) - $(0.47)	$(0.28) - $(0.52)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$0.12 - $(0.09)	$(0.00) - $(0.25)
Adjusted Free Cash Flow	$10 - $30 million	$20 - $40 million
Net Interest Expense	$106 - $111 million	$103 - $108 million
Account Receivable Securitization Fees	$10 - $11 million	$10 - $11 million
Pension Expense (Non-Operating)	$17 million	$17 million
Tax Expense, Excluding Any Unusual Items	$28 - $33 million	$23 - $29 million
Net Capital Expenditures	$130 - $140 million	$130 - $140 million

Q2 2024 Outlook
GAAP Operating Income	$33 - $40 million
Adjusted EBITDA	$78 - $85 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.04) - $(0.11)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$0.03 - $(0.05)

Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit the Investor Relations section of the Company’s website at www.enviri.com. The live call also can be accessed by dialing (833) 630-1956, or (412) 317-1837 for international callers. Please ask to join the Enviri Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

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Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan," "contemplate," "project" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) the Company's ability to successfully enter into new contracts and complete new acquisitions, divestitures, or strategic ventures in the time-frame contemplated or at all, including the Company's ability to divest the Rail business; (2) the Company’s inability to comply with applicable environmental laws and regulations; (3) the Company’s inability to obtain, renew, or maintain compliance with its operating permits or license agreements; (4) various economic, business, and regulatory risks associated with the waste management industry; (5) the seasonal nature of the Company's business; (6) risks caused by customer concentration, the long-term nature of customer contracts, and the competitive nature of the industries in which the Company operates; (7) the outcome of any disputes with customers, contractors and subcontractors; (8) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (9) higher than expected claims under the Company’s insurance policies, or losses that are uninsurable or that exceed existing insurance coverage; (10) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (11) the Company's ability to negotiate, complete, and integrate strategic transactions and joint ventures with strategic partners; (12) the Company’s ability to effectively retain key management and employees, including due to unanticipated changes to demand for the Company’s services, disruptions associated with labor disputes, and increased operating costs associated with union organizations; (13) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (14) failure
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to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (15) changes in the worldwide business environment in which the Company operates, including changes in general economic and industry conditions and cyclical slowdowns; (16) fluctuations in exchange rates between the U.S. dollar and other currencies in which the Company conducts business; (17) unforeseen business disruptions in one or more of the many countries in which the Company operates due to changes in economic conditions, changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; political instability, civil disobedience, armed hostilities, public health issues or other calamities; (18) liability for and implementation of environmental remediation matters; (19) product liability and warranty claims associated with the Company’s operations; (20) the Company’s ability to comply with financial covenants and obligations to financial counterparties; (21) the Company’s outstanding indebtedness and exposure to derivative financial instruments that may be impacted by, among other factors, changes in interest rates; (22) tax liabilities and changes in tax laws; (23) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (24) risk and uncertainty associated with intangible assets; and the other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors” of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

NON-GAAP MEASURES
Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. The most comparable GAAP measures are included within the definitions below and reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included at the end of this press release.

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Adjusted diluted earnings per share from continuing operations: Adjusted diluted earnings (loss) per share from continuing operations is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income (loss) from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs). The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Adjusted free cash flow: Adjusted free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. The Company's management believes that Adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, repay debt obligations, invest in future growth through new business development activities, conduct strategic acquisitions or other uses of cash. It is important to note that Adjusted free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency
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forward exchange contracts, are not deducted from this measure. This presentation provides a basis for comparison of ongoing operations and prospects.
About Enviri
Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended
	March 31
(In thousands, except per share amounts)	2024	2023
Revenues from continuing operations:
Service revenues	$499,154	$461,560
Product revenues	101,163	99,145
Total revenues	600,317	560,705
Costs and expenses from continuing operations:
Cost of services sold	392,852	369,508
Cost of products sold	85,410	82,549
Selling, general and administrative expenses	87,126	81,861
Research and development expenses	861	520
Remeasurement of long-lived assets	10,695	—
Other expense (income), net	(2,440)	(5,648)
Total costs and expenses	574,504	528,790
Operating income (loss) from continuing operations	25,813	31,915
Interest income	1,697	1,480
Interest expense	(28,122)	(24,995)
Facility fees and debt-related income (expense)	(2,789)	(2,363)
Defined benefit pension income (expense)	(4,176)	(5,329)
Income (loss) from continuing operations before income taxes and equity income	(7,577)	708
Income tax benefit (expense) from continuing operations	(7,915)	(8,017)
Equity income (loss) of unconsolidated entities, net	(249)	(133)
Income (loss) from continuing operations	(15,741)	(7,442)
Discontinued operations:
Income (loss) from discontinued businesses	(1,492)	(1,655)
Income tax benefit (expense) from discontinued businesses	387	507
Income (loss) from discontinued operations, net of tax	(1,105)	(1,148)
Net income (loss)	(16,846)	(8,590)
Less: Net loss (income) attributable to noncontrolling interests	(1,116)	(935)
Net income (loss) attributable to Enviri Corporation	$(17,962)	$(9,525)
Amounts attributable to Enviri Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(16,857)	$(8,377)
Income (loss) from discontinued operations, net of tax	(1,105)	(1,148)
Net income (loss) attributable to Enviri Corporation common stockholders	$(17,962)	$(9,525)

Weighted-average shares of common stock outstanding	79,945	79,633
Basic earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.21)	$(0.11)
Discontinued operations	(0.01)	(0.01)
Basic earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.22)	$(0.12)

Diluted weighted-average shares of common stock outstanding	79,945	79,633
Diluted earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.21)	$(0.11)
Discontinued operations	(0.01)	(0.01)
Diluted earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.22)	$(0.12)

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ENVIRI CORPORATION CONSOLIDATED BALANCE SHEETS
(In thousands)	March 31 2024	December 31 2023
ASSETS
Current assets:
Cash and cash equivalents	$103,876	$121,239
Restricted cash	3,532	3,375
Trade accounts receivable, net	308,213	338,187
Other receivables	33,693	40,565
Inventories	190,288	189,369
Current portion of contract assets	69,057	64,875
Prepaid expenses	53,081	58,723
Current portion of assets held-for-sale	8,282	195
Other current assets	13,627	10,828
Total current assets	783,649	827,356
Property, plant and equipment, net	688,638	707,397
Right-of-use assets, net	102,278	102,891
Goodwill	771,404	780,978
Intangible assets, net	319,522	327,983
Deferred income tax assets	15,884	16,295
Assets held-for-sale	8,873	—
Other assets	100,030	91,798
Total assets	$2,790,278	$2,854,698
LIABILITIES
Current liabilities:
Short-term borrowings	$3,251	$14,871
Current maturities of long-term debt	16,021	15,558
Accounts payable	224,509	243,279
Accrued compensation	52,947	79,609
Income taxes payable	5,172	7,567
Reserve for forward losses on contracts	46,592	52,919
Current portion of advances on contracts	35,965	38,313
Current portion of operating lease liabilities	28,569	28,775
Current portion of liabilities of assets held-for-sale	2,342	—
Other current liabilities	162,415	174,342
Total current liabilities	577,783	655,233
Long-term debt	1,444,883	1,401,437
Retirement plan liabilities	44,866	45,087
Operating lease liabilities	75,151	75,476
Environmental liabilities	25,253	25,682
Deferred tax liabilities	33,651	29,160
Other liabilities	42,567	47,215
Total liabilities	2,244,154	2,279,290
ENVIRI CORPORATION STOCKHOLDERS’ EQUITY
Common stock	146,548	146,105
Additional paid-in capital	241,833	238,416
Accumulated other comprehensive loss	(546,532)	(539,694)
Retained earnings	1,510,358	1,528,320
Treasury stock	(851,266)	(849,996)
Total Enviri Corporation stockholders’ equity	500,941	523,151
Noncontrolling interests	45,183	52,257
Total equity	546,124	575,408
Total liabilities and equity	$2,790,278	$2,854,698

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended March 31
(In thousands)	2024	2023
Cash flows from operating activities:
Net income (loss)	$(16,846)	$(8,590)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	36,920	33,039
Amortization	8,174	7,965
Deferred income tax (benefit) expense	3,445	(56)
Equity (income) loss of unconsolidated entities, net	249	133
Remeasurement of long-lived assets	10,695	—
Other, net	772	1,009
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	24,426	(14,533)
Inventories	(5,297)	(8,534)
Contract assets	(9,199)	11,698
Right-of-use assets	8,599	7,842
Accounts payable	(13,751)	17,735
Accrued interest payable	(6,820)	(6,998)
Accrued compensation	(25,531)	7,343
Advances on contracts	(1,618)	(5,591)
Operating lease liabilities	(8,212)	(7,202)
Retirement plan liabilities, net	(340)	814
Other assets and liabilities	(4,318)	838
Net cash (used) provided by operating activities	1,348	36,912
Cash flows from investing activities:
Purchases of property, plant and equipment	(26,881)	(22,146)
Proceeds from sales of assets	4,313	823
Expenditures for intangible assets	(77)	(36)
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	(602)	(1,212)
Other investing activities, net	1	32
Net cash used by investing activities	(23,246)	(22,539)
Cash flows from financing activities:
Short-term borrowings, net	(9,003)	(3,029)
Current maturities and long-term debt:
Additions	35,323	59,000
Reductions	(4,967)	(57,200)
Contributions from noncontrolling interests	874	—
Dividends paid to noncontrolling interests	(8,243)	—
Stock-based compensation - Employee taxes paid	(1,040)	(930)
Other financing activities, net	(1)	—
Net cash (used) provided by financing activities	12,943	(2,159)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(8,251)	(1,072)
Net increase (decrease) in cash and cash equivalents, including restricted cash	(17,206)	11,142
Cash and cash equivalents, including restricted cash, at beginning of period	124,614	85,094
Cash and cash equivalents, including restricted cash, at end of period	$107,408	$96,236
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ENVIRI CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended
	March 31, 2024		March 31, 2023
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$299,119	$19,588	$273,189	$22,285
Clean Earth	226,030	20,593	222,464	16,471
Harsco Rail	75,168	(9,061)	65,052	2,345
Corporate	—	(5,307)	—	(9,186)
Consolidated Totals	$600,317	$25,813	$560,705	$31,915

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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended
	March 31
	2024	2023
Diluted earnings (loss) per share from continuing operations, as reported	$(0.21)	$(0.11)
Corporate strategic costs (a)	0.01	0.01
Corporate net gain on sale of assets (b)	(0.04)	—
Harsco Environmental segment net gain on lease incentive (c)	—	(0.09)
Harsco Rail segment remeasurement of long-lived assets (d)	0.13	—
Harsco Rail segment severance cost adjustment (e)	—	(0.01)
Taxes on above unusual items (f)	0.01	0.02
Adjusted diluted earnings (loss) per share from continuing operations, including acquisition amortization expense	(0.10)	(0.17)	(h)
Acquisition amortization expense, net of tax (g)	0.07	0.07
Adjusted diluted earnings (loss) per share from continuing operations	$(0.03)	$(0.10)
(a)Certain strategic costs incurred at Corporate associated with supporting and executing the Company's long-term strategies (three months ended March 31, 2024 $0.7 million pre-tax expense; three months ended March 31, 2023 $1.0 million pre-tax expense).
(b)Net gain recognized for the sale of certain assets by Corporate (three months ended March 31, 2024 $3.3 million pre-tax income).
(c)Gain, net of exit costs, recognized for a lease modification that resulted in a lease incentive for the Company for a site relocation prior the end of the expected lease term (three months ended March 31, 2023 $6.8 million pre-tax income)
(d)During the three months ended March 31, 2024, the Company determined that the held-for-sale criteria was no longer met for the Harsco Rail segment and a charge was recorded for the depreciation and amortization expense that would have been recognized during the periods that Rail's long-lived assets were classified as held-for-sale, had the assets been continuously classified as held-for-use (three months ended March 31, 2024 $10.7 million pre-tax expense).
(e)Adjustment to severance and related costs incurred in the prior period in the Harsco Rail segment (three months ended March 31, 2023 $0.5 million pre-tax income).
(f)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded.
(g)Pre-tax acquisition amortization expense was $7.2 million and $7.0 million for the three months ended March 31, 2024 and 2023, respectively, and after-tax was $5.6 million and $5.4 million for the three months ended March 31, 2024 and 2023, respectively.
(h)Does not total due to rounding.

                                                15

ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (Unaudited)

	Projected
	Three Months Ending			Twelve Months Ending
	June 30			December 31
	2024			2024
	Low		High	Low	High
Diluted earnings (loss) per share from continuing operations	$(0.11)		$(0.04)	$(0.47)	$(0.26)
Corporate strategic costs	—		—	0.01	0.01
Corporate net gain on sale of assets	—		—	(0.04)	(0.04)
Harsco Rail segment remeasurement of long-lived assets	—		—	0.13	0.13
Taxes on above unusual items	—		—	0.01	0.01
Adjusted diluted earnings (loss) per share from continuing operations, including acquisition amortization expense	(0.11)		(0.04)	(0.36)	(0.15)
Estimated acquisition amortization expense, net of tax	0.07		0.07	0.27	0.27
Adjusted diluted earnings (loss) per share from continuing operations	$(0.05)	(a)	$0.03	$(0.09)	$0.12
(a) Does not total due to rounding.

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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail		Corporate	Consolidated Totals

Three Months Ended March 31, 2024:
Operating income (loss), as reported	$19,588	$20,593	$(9,061)		$(5,307)	$25,813
Corporate strategic costs	—	—	—		681	681
Corporate net gain on sale of assets	—	—	—		(3,281)	(3,281)
Harsco Rail segment remeasurement of long-lived assets	—	—	10,695	—	—	10,695
Operating income (loss), excluding unusual items	19,588	20,593	1,634		(7,907)	33,908
Depreciation	28,789	7,413	361		357	36,920
Amortization	1,018	6,167	22		—	7,207
Adjusted EBITDA	49,395	34,173	2,017		(7,550)	78,035
Revenues, as reported	$299,119	$226,030	$75,168			$600,317
Adjusted EBITDA margin (%)	16.5%	15.1%	2.7%			13.0%

Three Months Ended March 31, 2023:
Operating income (loss), as reported	$22,285	$16,471	2,345		$(9,186)	$31,915
Corporate strategic costs	—	—	—		1,046	1,046
Segment severance costs	—	—	(537)		—	(537)
Harsco Environmental net gain on lease incentive	(6,782)	—	—		—	(6,782)
Operating income (loss), excluding unusual items	15,503	16,471	1,808		(8,140)	25,642
Depreciation	27,560	4,927	—		552	33,039
Amortization	999	6,029	—		—	7,028
Adjusted EBITDA	44,062	27,427	1,808		(7,588)	65,709
Revenues, as reported	$273,189	$222,464	$65,052			$560,705
Adjusted EBITDA margin (%)	16.1%	12.3%	2.8%			11.7%
                                                17

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended March 31
(In thousands)	2024	2023
Consolidated income (loss) from continuing operations	$(15,741)	$(7,442)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	249	133
Income tax (benefit) expense	7,915	8,017
Defined benefit pension expense	4,176	5,329
Facility fee and debt-related expense	2,789	2,363
Interest expense	28,122	24,995
Interest income	(1,697)	(1,480)
Depreciation	36,920	33,039
Amortization	7,207	7,028

Unusual items:
Corporate strategic costs	681	1,046
Corporate net gain on sale of assets	(3,281)	—
Harsco Environmental segment net gain on lease incentive	—	(6,782)
Harsco Rail segment severance costs	—	(537)
Harsco Rail segment remeasurement of long-lived assets	10,695	—
Adjusted EBITDA	$78,035	$65,709

                                                18

ENVIRI CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (Unaudited)
	Projected				Projected
	Three Months Ending				Twelve Months Ending
	June 30				December 31
	2024				2024
(In millions)	Low		High		Low	High
Consolidated loss from continuing operations	$(7)		$(1)		$(32)	$(15)

Add back (deduct):
Income tax (income) expense	6		8		28	33
Facility fees and debt-related (income) expense	3		2		11	11
Net interest	27		26		111	106
Defined benefit pension (income) expense	5		4		17	17
Depreciation and amortization	45		45		181	181

Unusual items:
Corporate strategic costs	—		—		1	1
Corporate net gain on sale of assets	—		—		(3)	(3)
Harsco Rail segment remeasurement of long-lived assets	—		—		11	11
Consolidated Adjusted EBITDA	$78	(a)	$85	(a)	$325	$342
(a) Does not total due to rounding.

                                                19

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended
	March 31
(In thousands)	2024	2023
Net cash provided (used) by operating activities	$1,348	$36,912
Less capital expenditures	(26,881)	(22,146)
Less expenditures for intangible assets	(77)	(36)
Plus capital expenditures for strategic ventures (a)	1,153	486
Plus total proceeds from sales of assets (b)	4,313	823
Plus transaction-related expenditures (c)	3,500	—
Adjusted free cash flow	$(16,644)	$16,039

(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s condensed consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment. The three months ended March 31, 2024 included asset sales primarily by Corporate.
(c)Expenditures directly related to the Company's divestiture transactions and other strategic costs incurred at Corporate.

                                                20

ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2024
(In millions)	Low	High
Net cash provided by operating activities	$132	$162
Less net capital / intangible asset expenditures	(130)	(140)
Plus capital expenditures for strategic ventures	4	4
Plus transaction-related expenditures	4	4
Adjusted free cash flow	$10	$30

                                                21

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail	Corporate	Consolidated Totals
Three Months Ended March 31, 2023:
Operating income (loss)	$22,285	$16,471	$2,345	$(9,186)	$31,915
Corporate strategic costs	—	—	—	1,046	1,046
Segment severance costs	—	—	(537)	—	(537)
Harsco Environmental segment net gain on lease incentive	(6,782)	—	—	—	(6,782)
Operating income (loss), excluding unusual items	15,503	16,471	1,808	(8,140)	25,642
Depreciation	27,560	4,927	—	552	33,039
Amortization	999	6,029	—	—	7,028
Adjusted EBITDA	44,062	27,427	1,808	(7,588)	65,709
Revenues	$273,189	$222,464	$65,052		$560,705
Adjusted EBITDA margin (%)	16.1%	12.3%	2.8%		11.7%

Three Months Ended June 30, 2023:
Operating income (loss)	$12,733	$23,034	$8,924	$(11,004)	$33,687
Corporate strategic costs	—	—	—	1,291	1,291
Harsco Environmental segment net gain on lease incentive	(3,000)	—	—	—	(3,000)
Harsco Environmental segment property, plant and equipment impairment	14,099	—	—	—	14,099
Harsco Rail segment provision for forward losses on contracts (a)	—	—	(7,032)	—	(7,032)
Operating income (loss), excluding unusual items	23,832	23,034	1,892	(9,713)	39,045
Depreciation	28,354	5,547	—	556	34,457
Amortization	1,008	6,113	—	—	7,121
Adjusted EBITDA	53,194	34,694	1,892	(9,157)	80,623
Revenues	$289,593	$230,575	$88,848		$609,016
Adjusted EBITDA margin (%)	18.4%	15.0%	2.1%		13.2%

Three Months Ended September 30, 2023:
Operating income (loss)	$17,867	$21,497	$(1,000)	$(9,604)	$28,760
Corporate strategic costs	—	—	—	2,044	2,044
Corporate contingent consideration adjustment	—	—	—	(828)	(828)
Segment severance costs	1,146	—	—	—	1,146
Harsco Environmental segment accounts receivable provision	5,284	—	—	—	5,284
Harsco Rail segment provision for forward losses on contracts (a)	—	—	2,857	—	2,857
Operating income (loss), excluding unusual items	24,297	21,497	1,857	(8,388)	39,263
Depreciation	28,793	6,054	—	550	35,397
Amortization	1,013	6,330	—	—	7,343
Adjusted EBITDA	54,103	33,881	1,857	(7,838)	82,003
Revenues	$285,877	$238,711	$72,380		$596,968
Adjusted EBITDA margin (%)	18.9%	14.2%	2.6%		13.7%

Three Months Ended December 31, 2023:
Operating income (loss)	$24,750	$15,972	$(41,940)	$(13,206)	$(14,424)
Corporate strategic costs	—	—	—	1,979	1,979
Harsco Environmental segment net gain on lease incentive	1,729	—	—	—	1,729
Harsco Rail segment provision for forward losses on contracts and contract-related costs (a)	—	—	47,024	—	47,024
Harsco Rail segment net gain on sale of asset	—	—	(2,374)	—	(2,374)
Operating income (loss), excluding unusual items	26,479	15,972	2,710	(11,227)	33,934
Depreciation	28,865	6,724	—	474	36,063
Amortization	1,009	6,112	—	—	7,121
Adjusted EBITDA	56,353	28,808	2,710	(10,753)	77,118
Revenues	$292,245	$236,571	$70,515		$599,331
Adjusted EBITDA margin (%)	19.3%	12.2%	3.8%		12.9%
                                                22

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail	Corporate	Consolidated Totals
Twelve Months Ended December 31, 2023:
Operating income (loss)	$77,635	$76,974	$(31,671)	$(43,000)	$79,938
Corporate strategic costs	—	—	—	6,360	6,360
Corporate contingent consideration adjustment	—	—	—	(828)	(828)
Segment severance costs	1,146	—	(537)	—	609
Harsco Environmental segment net gain on lease incentive	(8,053)	—	—	—	(8,053)
Harsco Environmental segment property, plant and equipment impairment	14,099	—	—	—	14,099
Harsco Environmental segment accounts receivable provision	5,284	—	—	—	5,284
Harsco Rail segment provision for forward losses on contracts and contract-related costs (a)	—	—	42,849	—	42,849
Harsco Rail segment net gain on sale of asset	—	—	(2,374)	—	(2,374)
Operating income (loss), excluding unusual items	90,111	76,974	8,267	(37,468)	137,884
Depreciation	113,572	23,252	—	2,132	138,956
Amortization	4,029	24,584	—	—	28,613
Adjusted EBITDA	207,712	124,810	8,267	(35,336)	305,453
Revenues	$1,140,904	$928,321	$296,795		$2,366,020
Adjusted EBITDA margin (%)	18.2%	13.4%	2.8%		12.9%

(a) Relates principally to the SBB, Deutsche Bahn and Network Rail contracts.
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